UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 23, 2023

(Date of earliest event reported)

JOHN DEERE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6458	36-2386361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.RS. Employer Identification No.)

P.O. Box 5328

Madison, Wisconsin 53705

(Address of principal executive offices,including zip code)

(800) 438-7394

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of exchange on which registered
2.00% Senior Notes Due 2031	JDCC 31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below relate to the Registration Statement on Form S-3ASR (No. 333-272130) of the Registrant and are filed herewith for incorporation by reference in such Registration Statement.

Exhibit No.	Description

1.2	Distribution Agreement, dated May 23, 2023, among John Deere Capital Corporation and Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets LLC and TD Securities (USA) LLC.

1.5	Amendment to Distribution Agreement, dated May 23, 2023, among John Deere Capital Corporation, InspereX LLC and BofA Securities, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 23, 2023	JOHN DEERE CAPITAL CORPORATION

	By:	/s/ Paul Wilczynski
Paul Wilczynski
Assistant Secretary